UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 18, 2006 (October 12, 2006)

Behringer Harvard Short-Term Opportunity
Fund I LP

(Exact Name of Registrant as Specified in Its Charter)

Texas	000-51291	71-0897614
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas

75001

(Address of principal executive offices)

(Zip Code)

(866) 655-1620

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03               Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 12, 2006, Behringer Harvard Mountain Village, LLC (the “Borrower”), a wholly-owned subsidiary of Behringer Harvard Short-Term Opportunity Fund I LP (which may be referred to herein as the “Registrant,” “we,” “our,” or “us”), entered into a construction loan agreement (the “Telluride Loan Agreement”) with Texans Commercial Capital, LLC (the “Telluride Lender”), an unaffiliated third party.  Borrowings under the Telluride Loan Agreement may total up to $31,650,000.  The Telluride Loan Agreement is further evidenced by a promissory note from the Borrower for the benefit of the Telluride Lender.  The interest rate under the Telluride Loan Agreement is equal to the Wall Street Journal Prime Rate plus three-quarters percent (0.75%), with interest being calculated on the unpaid principal.  Monthly payments of unpaid accrued interest are due beginning November 1, 2006.  A principal payment in the amount of $5,000,000 is due and payable on October 1, 2008, unless, prior to that date, the Borrower has delivered to the Telluride Lender valid pre-sale contracts of luxury condominiums of not less than $6,000,000.  A final payment of the principal and unpaid accrued interest is due and payable on October 1, 2009, the maturity date.  The Borrower may extend the maturity date of the Telluride Loan Agreement for one year upon receipt of (i) Borrower’s written request and (ii) a loan extension fee equal to 0.5% of the then outstanding balance if certain conditions are met.  Prepayment of principal can be made, in whole or in part, without penalty or premium, at any time, but with accrued interest to the date of prepayment. Advances from the Telluride Loan Agreement will be used to fund the construction of 23 luxury condominium units on a 1.56 acre site in Telluride, Colorado (the “Telluride Property”).  Behringer Harvard Advisors II LP, one of our general partners, received a financing fee of $150,000.  The Telluride Loan Agreement and promissory note have been filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated into this Item 2.03 disclosure by reference.

In addition, we have guaranteed payment of the obligation under the Telluride Loan Agreement in the event that, among other things, the Borrower becomes insolvent or enters into bankruptcy proceedings.  The Telluride Loan Agreement is secured by a Deed of Trust, Security Agreement, Financing Statement and Assignment of Rental by the Borrower to San Miguel County, Colorado, as trustee, for the benefit of the Telluride Lender.  Our Guaranty Agreement and Deed of Trust, Security Agreement, Financing Statement and Assignment of Rental have been filed as Exhibits 10.3 and 10.4 to this Current Report on Form 8-K and are incorporated into this Item 2.03 disclosure by reference.

On May 15, 2006, we acquired the Telluride Property through our direct and indirect interests in the Borrower.  We plan to construct 23 luxury condominium units under a development agreement with Amicus Interest, LLC, an unaffiliated Texas-based real estate development firm that will also manage the construction and marketing of the project.  Construction is expected to reach completion in January 2008.  The purchase price for the Telluride Property was approximately $6,900,000.  We paid the entire cost of the Telluride Property through the use of proceeds from our offering of units of limited partnership interests which commenced on February 19, 2003 and terminated in February 2005.

Item 9.01               Financial Statements and Exhibits.

(d) Exhibits.

The exhibits filed in response to Item 601 of Regulation S-K are listed on the Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEHRINGER HARVARD SHORT-TERM
OPPORTUNITY FUND I LP

	By:	Behringer Harvard Advisors II LP,
Co-General Partner

Dated: October 18, 2006	By:	/s/ Gary S. Bresky
Gary S. Bresky
Chief Financial Officer

EXHIBIT INDEX

10.1	Construction Loan Agreement by and between Behringer Harvard Mountain Village, LLC and Texans Commercial Capital, LLC.

10.2	Promissory Note made between Behringer Harvard Mountain Village, LLC and Texans Commercial Capital, LLC.

10.3	Guaranty Agreement made between Behringer Harvard Short-Term Opportunity Fund I LP and Texans Commercial Capital, LLC.

10.4

Deed of Trust, Security Agreement, Financing Statement and Assignment of Rental by Behringer Harvard Mountain Village, LLC, as grantor, to the Public Trustee of San Miguel County, Colorado, as trustee, for the benefit of Texans Commercial Capital, LLC.